LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                       POWERSHIFT BIOFUELS OF HAWAII, LLC

EXHIBIT A - MEMBERS
EXHIBIT B - DEFINITIONS

THE MEMBERSHIP RIGHTS EVIDENCED BY THIS DOCUMENT ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH HEREIN. THE RIGHTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNTIL THEY HAVE BEEN SO REGISTERED OR UNTIL THE COMPANY HAS RECEIVED AN OPINION OF LEGAL COUNSEL, OR OTHER ASSURANCES SATISFACTORY TO THE COMPANY, THAT THE RIGHTS MAY LEGALLY BE SOLD OR OTHERWISE TRANSFERRED WITHOUT SUCH REGISTRATION, ALL AS PROVIDED IN THIS DOCUMENT.


                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                       POWERSHIFT BIOFUELS OF HAWAII, LLC

      THIS LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") is made and entered into by and among POWERSHIFT BIOFUELS OF HAWAII, LLC, a Delaware limited liability company (the "Company"), REFUEL AMERICA, INC., a Delaware corporation ("RFA"), and POWERSHIFT ENERGY COMPANY, INC., a Delaware corporation ("Operator", and collectively with RFA, the "Initial Members"), and such other Persons that become members of the Company as provided herein. The Company, the Initial Members and such other Persons that become members of the Company as provided herein are sometimes collectively referred to herein as the "Parties" and individually referred to herein as a "Party."


                                    RECITALS

      A. The Initial Members have formed the Company for the purpose of conducting the business of (1) manufacturing, processing, storing, marketing, distributing and selling Biodiesel, Biodiesel Mixtures and Biodiesel Byproducts and (2) generating and selling electrical power, including energy and emissions credits in accordance with the rights, duties and restrictions provided in this Agreement (the "Business") and have formed the Company by filing a Certificate of Formation of the Company (the "Certificate of Formation") with the Secretary of State of Delaware (the "Secretary of State") on November 16, 2005 (the "Effective Date").

      B. The Initial Members and the Company desire to enter into this Agreement to govern (i) the subscription by, and admission of, the Initial Members into the Company and (ii) the affairs and the conduct of the Company's business.

      NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to the following terms and conditions.


                                   PROVISIONS

Section 1.        DEFINED TERMS.

      As used in this Agreement, the capitalized terms in this Agreement have the meanings specified in Exhibit B attached hereto.

Section 2.        PRELIMINARY MATTERS AND FORMATION.

      2.1. Recitals. The RECITALS are hereby expressly incorporated into and made a part of this Agreement as if fully written herein.

      2.2. Interpretation. Each definition in this Agreement includes the singular and the plural, reference to the masculine includes the feminine, reference to the feminine includes the masculine and reference to the neuter gender includes the masculine and feminine where appropriate. Unless the context clearly indicates otherwise, words used in the singular include the plural, words used in the plural include the singular, and the word "including" means "including but not limited to". Any agreement referred to herein shall mean such agreement as amended, supplemented or otherwise modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement. References to any statute or regulation mean such statute or regulation as amended at the time and include any successor amendment or substitute legislation or regulation. Except as otherwise provided herein, reference to Sections and Exhibits means the Sections and Exhibits of this Agreement.

      2.3. Ratification of the Acts of the Authorized Representative. The Members hereby ratify and adopt the acts of the Authorized Representative performed in connection with the formation of the Company.

      2.4. Organization. The Initial Members hereby organize the Company as a Delaware limited liability company pursuant to the Act and the provisions of this Agreement.

      2.5. Name. The name of the Company is POWERSHIFT BIOFUELS OF HAWAII, LLC and all business of the Company shall be conducted under that name except as provided in Section 2.6 below.

      2.6. Fictitious Business Name Statement; Other Certificates. The Manager shall, from time to time, register the Company as a foreign limited liability company and file such fictitious or trade name statements or certificates in such jurisdictions and offices, as the Manager considers necessary or appropriate. Upon authorization of the Board of Directors, the Company may do business under any fictitious business names deemed desirable. Upon authorization of the Board of Directors, the Manager shall, from time to time, file or cause to be filed such certificates of amendment, certificates of cancellation or other certificates as the Board of Directors reasonably deems necessary under the Act or under the laws of any jurisdiction in which the Company is doing business to establish and continue the Company as a limited liability company or to protect the limited liability of the Members.

      2.7. Effective Date. This Agreement shall become effective as of the Effective Date.

      2.8. Term. The Company shall continue in existence until it is dissolved and its affairs wound up in accordance with the Act or this Agreement.

      2.9. Principal Office. The principal office of the Company is 1301 Sheridan Drive, Casper Wyoming 82604 (the "Principal Office"). As authorized by the Board of Directors, the Manager may, from time to time, change the Principal Office and, if necessary or appropriate, shall file information concerning such change with the Secretary of State.

      2.10. Registered Agent. The registered agent for the service of process shall be that Person as filed in the office of the Secretary of State. As authorized by the Board of Directors, the Manager may, from time to time, designate or change the registered agent through appropriate filings with the Secretary of State. If the registered agent ceases to act as such for any reason or the address for such agent shall change, the Manager shall promptly designate a replacement-registered agent or file a notice of change of address.

      2.11. Initial Members. The name and present mailing address of the Initial Members are set forth on Exhibit A attached hereto.

Section 3.        NATURE OF THE BUSINESS.

      The Company is organized solely for the purpose of engaging in the Business.

Section 4.        RECORDS AND REPORTS.

      The Company shall maintain its records as set forth in Section 18-305 of the Act.

Section 5.        MANAGEMENT RIGHTS.

      5.1. Management Rights. Except as provided in Section 5.2, or in such cases where the Act expressly requires that the vote or approval of the Members be first taken or obtained as a condition to any action, all of the Management Rights are delegated to the Board of Directors of the Company (the "Board of Directors"). Notwithstanding any contrary provision in this Agreement, no Member is an agent of the Company solely by virtue of being a Member, and no Member has authority to act for the Company solely by virtue of being a Member.

      5.2. Board of Directors. Management of the affairs of the Company shall be vested in the Board of Directors of the Company which, unless and until changed by the affirmative vote of a Majority Interest of the Membership Interests, shall consist of two (2) individual members ("Directors"). Unless and until the number of Directors is so changed, each Member shall have the right to name one
(1) Director. Only a vice president or president of Operator shall be qualified to serve as a Director on behalf of Operator. The Board of Directors shall have the right, power and authority to authorize and take all actions which are permitted to be taken by it under applicable law, provided, that, any such action otherwise constituting a Required Member Action shall require Member approval as provided in Section 7.1 below.

      5.3. Meetings of the Board of Directors. Meetings of the Board of Directors shall require the presence of both of the Directors for quorum purposes and resolutions of the Directors must be adopted by both of the Directors present at the meeting. Regular meetings of the Board of Directors shall be held at least twice annually on such dates, and at such time and place, as determined by the Directors, provided, that, unless otherwise agreed by the Directors, one (1) regular meeting of the Board of Directors shall be held at the time of, and immediately following, the annual meeting of Members. Special meetings of the Board of Directors may be convened by the Manager on his own initiative or at the request of one or more of the other Directors. Notice of meetings of the Board of Directors shall be dispatched to each Director not later than two (2) days prior to the date of such meeting.

      5.4. Liability. Subject to Section 8.1 below, the Members (solely in their capacity as Members) shall have no obligation to contribute money, property or services to the Company and no liability for any Company Liabilities. Any liability to return Distributions from the Company shall be limited to the mandatory requirements of the Act or of any other applicable law.

Section 6.        MANAGER.

      6.1. Manager. The Manager of the Company shall be appointed by the Board of Directors. The Manager shall manage the day-to-day business of the Company within the framework and limits set forth herein or otherwise approved by the Board of Directors.

      6.2. Manager's Title. In performing management functions for the Company, the Manager shall use the title "Manager" or any other title approved by the Board of Directors.

      6.3. Manager's Authority. Except as otherwise set forth herein, the Manager shall, subject to such limitations as the Board of Directors may from time to time impose, have the power, authority and discretion to, in the management of the day-to-day business of the Company:

               (a) hire and terminate personnel;

               (b) engage attorneys, accountants or such other persons as he deems necessary or advisable;

               (c) open, maintain and close bank accounts and draw checks and other orders for the payment of money;

               (d) borrow money in the ordinary course of business pursuant to the terms of any financing arrangements theretofore approved by the Board of Directors and, in connection therewith, make, issue, accept, endorse and execute promissory notes, drafts, bills of exchange and other instruments and evidences of indebtedness, and to secure the payment thereof by mortgage, pledge or other assignment of or arrangement of security interest in all or any part of the assets and properties of the Company;

               (e) take such actions and incur such expenses on behalf of the Company as may be necessary or advisable in connection with the conduct of the business operations of the Company in the ordinary course or otherwise incidental thereto; and

               (f) enter into, make and perform such contracts, agreements and other undertakings in the ordinary course of business as may be deemed necessary or advisable for the conduct of the business of the Company.

      6.4. Preparation of Operating Plan. Subject to the direction and control of the Board of Directors, the Manager shall propose operating objectives each year, and prepare an annual operating budget for each fiscal year, which shall set out in reasonable detail projected revenues, production costs, capital expenditures and other operating expenses, including wages and compensation, together with such other information as may be necessary to achieve the operating objectives for the subject fiscal year. The operating budget, operating objectives and business plan for achieving the objectives and complying with the operating budget shall be reviewed by the Board of Directors and shall be either adopted or modified by the board of directors of NewGen Technologies, Inc. a Delaware corporation ("NewGen") no later than December 15 for the following calendar year (as adopted, the "Operating Plan").

      6.5. Execution of Operating Plan. Subject to all limitations provided in this Agreement and under applicable law, the Manager shall be responsible for the execution of the Operating Plan and the operation of the Business in accordance with the Operating Plan. Unless otherwise approved by the Board of Directors, the Manager shall, at all times conduct the affairs of the Company in accordance with the then currently effective Operating Plan, including the operating budget of the plan, provided, however, in matters requiring exigency, the Manager may authorize actions not otherwise contemplated by the budget, so long as the action would not result in the Company's incurrence of any additional liability or expense in an amount exceeding $100,000 and the taking of the action is thereafter promptly reported to the Board of Directors. 6.6. Additional Duties of Manager. In addition to such other duties as he may have, the Manager's duties shall include:

               (a) the Manager shall obtain and maintain in the Company's name all required licenses, permits and certificates relating to the conduct of the business and upon the request of any Director or Member, the Manager shall immediately transmit copies of each such license, permit and certificate to the requesting Party;

               (b) the Manager shall conduct the Business in compliance with all applicable laws, ordinances and regulations;

               (c) the Manager shall, within two (2) days after receiving any report or notice from any government agency or department, or from any licensing organization, the Manager shall furnish a copy of such report or notice to each of the Directors and the Members;

               (d) the Manager shall notify each of the Directors and the Members as soon as possible, but not later than two (2) days after commencement of any action, suit or proceeding, or after issuance of any order, writ, injunction, award or decree of any court or government agency that may adversely affect the operation or financial condition of the Business or the Company;

               (e) the Manager shall adhere to high standards of ethical and professional conduct, honesty, integrity, good faith and fair dealing in all dealings with customers, suppliers, the Members, and all others; and

               (f) the Manager shall refrain from any business practice that RFA determines may injure RFA or its Affiliates' business, or the goodwill associated with RFA and its Affiliates.

      6.7. Limitation on Authority. Notwithstanding the foregoing provisions of this Section 6 and irrespective of any authority which may otherwise be provided or implied under applicable law, in no event shall the Manager take any of the following actions unless the action has otherwise first been approved by the Board of Directors:

               (a) except as permitted pursuant to the last sentence of
      Section 6.5 above, any material deviation from the Operating Plan or any then effective annual operating budget;

               (b) the borrowing of any funds from any Member (or Affiliate thereof);

               (c) the loan or advance of any monies to any Person, other than temporary advances to employees in the ordinary course of business;

               (d) except as permitted by the Company Investment Policy, the investment of any monies or other property in any other person, including the purchase of readily marketable securities for holding in any investment account maintained by the Company to fund any future costs or liabilities;

               (e) the guaranty of, or indemnification or offer of security for, the indebtedness of any other person;

               (f) the borrowing of any monies, or lease of any property or assets, by the Company, or the grant of any fixed or floating charge, or other lien, upon any of the assets or properties of the Company, including the sale or assignment of accounts receivable, to the extent the indebtedness involved in any such instance exceeds the amount of $50,000;

               (g) the execution or material modification of any contract involving (i) the supply of any products of the Company or (ii) the purchase by the Company of any goods or services, to the extent such contract otherwise either (x) covers an unexpired period of one (1) year or more or (y) involves the aggregate expenditure of more than $100,000;

               (h) the settlement of, or the making or acceptance of any payment in connection with, any claim by or against the Company in which the amount in dispute exceeds $25,000, whether or not such claim is the subject of litigation, arbitration or other judicial or administrative proceedings;

               (i) the employment of any person (i) on any basis other than "at-will" employment or (ii) at a rate of compensation in excess of $75,000 per annum; or

               (j) except as provided in Section 9.2 hereof, make or authorize any distribution of funds by the Company to the Members of the Company, or determine the amount of funds so distributed;

provided, that, to the extent any of the foregoing matters are otherwise specifically identified in the Operating Plan or any annual operating budget otherwise approved by the Board of Directors as herein provided, such matter(s) shall not require any additional authorization.

      6.8. Appointment of the Initial Manager. The initial Manager shall be Dan Leach.

      6.9. Election and Term of Office. The term of the initial Manager and of each subsequent Manager shall be indefinite, but shall terminate upon the earliest date of such Manager's: (i) death; (ii) resignation pursuant to Section 6.10; or (iii) disability (as determined by the Board of Directors).

      6.10. Resignation. The Manager may resign by mailing or delivering written notice of his or her resignation to the Company with a copy to the Members. Such resignation shall be effective upon delivery of such notice without need of acceptance by the Company.

      6.11. Vacancies. If the Manager is unwilling or unable to continue to serve as the Manager, or the Manager's term has been terminated pursuant to any of the events described in Section 6.9, RFA shall have the right to immediately name a successor Manager, who shall serve as Manager until the occurrence of:
(i) any of the events described in Section 6.9 as to the successor Manager, or
(ii) the appointment of an alternative Manager by the Board of Directors.

      6.12. Indemnification. The Company shall indemnify to the fullest extent provided or allowed by the Act, as in effect on the date hereof, the Members, the Manager and any officer, employee or agent of the Company for all costs, losses, liabilities, damages, fines and expenses (including attorneys' fees) suffered or incurred by any such Person solely because he or she is or was a Member, the Manager or an officer, employee or agent of the Company or is or was serving at the request of the Company as an officer, director, trustee, partner, employee or agent of any other Organization, if such Person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, in connection with any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

      6.13. Compensation of the Manager. The Manager shall receive such compensation as determined annually by the Board of Directors, and shall be reimbursed for all reasonable expenses incurred in managing the Company.

Section 7.        MEMBER RIGHTS

      7.1. Member Rights. Subject to the rights and limitations otherwise expressly set forth in this Agreement, the Members shall have such rights, power and authority as generally conferred under applicable law, provided, that, it is expressly understood and agreed that none of the following actions shall be taken unless otherwise approved by the holders of no less than a Majority Interest of the Members:

               (a) the voluntary liquidation, dissolution, winding up or abandonment of the Company;

               (b) the merger or consolidation of the Company with any other Organization;

               (c) the sale or transfer of all or substantially all of the assets of the Company;

               (d) the acquisition of any other business, whether by way of the purchase of assets, capital stock or otherwise;

               (e) the creation of any subsidiary or the subscription for shares of capital stock or other ownership interests in any subsidiary or other company;

               (f) the transaction of any business with, or execution of any contract, agreement or other arrangement with, a Member, or an Affiliate of any Member;

               (g) any material change in the scope or nature of the business of the Company;

               (h) any amendment to the Certificate of Formation or this Agreement;

               (i) the admission of an Additional Member;

               (j) the dismissal or appointment of the Manager;

               (k) the Voluntary Withdrawal of a Member;

               (l) the Disposition of any Membership Rights by a Member; or

               (m) any other action which, pursuant to the Act or this Agreement, requires the vote or written consent of the Members.

Except as expressly otherwise provided in this Agreement, all Members who have not withdrawn from the Company shall be entitled to vote on such matters submitted to a vote or consent of the Members. Any action voted on by the Members, unless otherwise provided in the Act or this Agreement, shall require the consent of a Majority Interest of the Members. Withdrawn Members are not entitled to vote on any matter that is required or allowed to be approved by the Members.

Section 8.        CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS.

      8.1. Capital Contributions. Upon and after execution of this Agreement, each Member shall contribute to the Company for the Member's Membership Rights an initial Capital Contribution of Money, Property or services rendered with a value commensurate to the dollar amount as set forth opposite the name of each Member on Exhibit A. No Member shall have the right to withdraw or to be repaid any Capital Contribution except as provided in this Agreement. Except as expressly provided in this Agreement, the Members shall have no other obligation to make any additional Capital Contributions to the Company. No interest shall accrue on any Capital Contribution.

      8.2. Capital Accounts. The Company shall establish and maintain a Capital Account for each Member. Each Member's Capital Account shall be increased by (i) the amount of any Money actually contributed by the Member to the capital of the Company, (ii) the fair market value of any Property other than Money contributed, as determined at the time of contribution (net of liabilities assumed by the Company or subject to which the Company takes such Property, within the meaning of Section 752 of the Code) and (iii) Net Profits (including any loss or deduction allocated to the Member to reflect the difference between the book value and tax basis of assets contributed by the Member). Each Member's Capital Account shall be decreased by (iv) the amount of any Money actually distributed by the Company to the Member, (v) the fair market value of any Property other than Money distributed to the Member, as determined at the time of Distribution (net of liabilities of the Company assumed by the Member or subject to which the Member takes such Property within the meaning of Section 752 of the Code) and (vi) Net Losses (including any loss or deduction allocated to the Member to reflect the difference between the book value and tax basis of assets contributed by the Member).

Section 9.        ALLOCATIONS AND DISTRIBUTIONS.

      9.1. Allocations of Net Profits and Net Losses from Operations. All Net Profits, Net Losses and other items of income, gain, loss, deduction and credit of the Company shall be allocated annually to the Members pursuant to each Member's Sharing Percentage.

      9.2. Distributions. The Board of Directors shall determine in its reasonable judgment to what extent, if any, the Company may make Distributions in accordance with this Agreement, and shall authorize the Manager to make such Distributions to the Members at such times and in such amounts as the Board of Directors determines.

      9.3. Limitations on Distributions. No Distribution shall be declared and paid unless, after the Distribution is made, the assets of the Company are in excess of all liabilities of the Company, except liabilities to the Members on account of their Capital Accounts.

Section 10.       TAXES AND ACCOUNTING.

      10.1. Tax Classification. The Company will be treated as a partnership for federal income tax purposes unless and until unanimously agreed otherwise by the Members.

      10.2. Elections. Upon authorization of the Board of Directors, the Manager may make any tax elections for the Company allowed under the Code or the tax laws of any Taxing Jurisdiction.

      10.3. Taxes of Taxing Jurisdictions. To the extent that the laws of any Taxing Jurisdiction require, the Members shall submit an agreement indicating that the Members shall make timely income tax payments to the Taxing Jurisdiction and that the Members accept personal jurisdiction of the Taxing Jurisdiction with regard to the collection of income taxes attributable to the Member's income and interest and penalties assessed on such income. If the Members fail to provide such agreement, the Company may withhold and pay over to such Taxing Jurisdiction the amount of tax, penalty and interest determined under the laws of the Taxing Jurisdiction with respect to such income. Any such payments with respect to the income of a Member shall be treated as a Distribution for purposes of this Section 10.

      10.4. Tax Year. The tax year of the Company shall be a calendar year.

      10.5. Tax Elections. RFA shall, without any further consent of the Members being required (except as specifically required herein), be authorized to make any and all elections for federal, state, local, and foreign tax purposes including, without limitation, any election, if permitted by applicable law: (i) to make the election provided for in Code Section 6231(a)(1)(B)(ii); (ii) to adjust the basis of property pursuant to Code Sections 754, 734(b), and 743(b), or comparable provisions of state, local, or foreign law, in connection with transfers of Membership Rights and the making of Distributions; (iii) with the consent of all of the Members, to extend the statute of limitations for assessment of tax deficiencies against the Members with respect to adjustments to the Company's federal, state, local, or foreign tax returns; and (iv) to the extent provided in Code Sections 6221 through 6231 and similar provisions of federal, state, local, or foreign law, to represent the Company and the Members before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Members in their capacities as Members, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Members with respect to such tax matters or otherwise affect the rights of the Company and the Members. RFA is specifically authorized to act as the "Tax Matters Partner" under the Code and in any similar capacity under state or local law.

      10.6. Financial Reporting. The Company shall keep true and accurate books of account and records in accordance with sound accounting practices and generally accepted accounting principles and provide the Members with monthly financial statements and operating reports of the Company, in such form and detail as may be required by RFA. The accounts of the

Company shall be audited on an annual basis by an independent public accounting firm selected by RFA. At its discretion, RFA may prescribe standards and requirements for bookkeeping, accounting and record keeping for the Company, providing such standards and requirements otherwise meet the requirements of this Section 10.6. Any financial statements furnished by the Company to the Members shall be accompanied by a written certification of the Manager that the statements have been prepared in accordance with generally accepted accounting principles consistently applied.

      10.7. Inspection Rights. Notwithstanding any other provision of this Agreement, either Member shall have the right at all reasonable times during usual business hours to audit, examine and make copies or extracts of or from the complete books, records and financial statements of the Company. Such right may be exercised by a Member through any of its Members, partners, directors, officers, employees or agents (as designated by such party) or by any of its independent certified public accountants or attorneys (as designated by such party).

Section 11.       DISPOSITION OF MEMBERSHIP RIGHTS.

      11.1. General Prohibition on Disposition. Except as provided in Section
11.3 of this Agreement, no Member may Dispose of all or any portion of, or any interest or rights in, the Member's Membership Rights. Any attempt to Dispose of any Membership Rights other than in accordance with the provisions of this Agreement shall be void and of no force or effect.

      11.2. Effect of Purported Transfer. No transfer of Membership Rights in the Company in violation of this Agreement shall be of any force or effect, and no such transfer shall be made or recorded on the books of the Company. Each Member agrees that monetary damages for violation of this Agreement are not an adequate remedy, and, therefore, any transfer or threatened transfer in violation of this Agreement may and should be enjoined. Any purported transfer in violation of this Agreement, whether voluntary or involuntary, will not affect the beneficial ownership of the Membership Rights, and the Member making the purported transfer shall retain the right to vote and the right to receive distributions and liquidation proceeds on or with respect to said Membership Rights.

      11.3. Transfers by RFA. If RFA intends to transfer any of its Membership Rights of the Company to any Person, RFA shall give thirty (30) days written notice to the Company and Operator of its intention to transfer such Membership Rights. The notice, in addition to stating the fact of the intention to transfer, shall state the name and address of the proposed transferee, shall specify the price, terms, and conditions of the proposed transfer, and shall be accompanied by a photocopy of such offer. Within (15) days of the receipt of the notice of the intention to transfer, Operator shall have the option to notify RFA of its intention to participate in the transfer and shall have the right to include its Membership Rights in the proposed transfer, on the same terms and conditions as the proposed transfer.

      11.4. Identity and Governing Documents of Operator. At any time upon request of RFA, Operator shall furnish RFA with copies of Operator's current governing documents, including, but not limited to, its current charter, bylaws, close corporation agreements, buy-sell agreements, partnership agreement, and/or limited liability company agreement. If Operator is a corporation, Operator shall maintain a current list of owners of records and all beneficial owners of any class of voting securities of Operator and shall furnish the list to RFA upon request. If Operator is a partnership or limited liability company, Operator shall prepare and furnish to RFA upon request, a list of all general and limited partners, or members, respectively, in Operator.

Section 12.       WITHDRAWAL OF A MEMBER

      12.1. Voluntary Withdrawal. No Member shall have the right or power to voluntarily withdraw from the Company and any attempted Voluntary Withdrawal by a Member shall be null and void.

      12.2. Involuntary Withdrawal. A Member shall withdraw from the Company upon the occurrence of any of the events of Involuntary Withdrawal.

      12.3. Obligations of the Company. Within the six (6) month period following the Involuntary Withdrawal of a Withdrawn Person, the Company may purchase the Membership Rights of the Withdrawn Person at a price based on the fair market value of the Membership Rights ("Fair Market Value") determined in accordance with Section 12.4.

      12.4. Fair Market Value. For purposes of Section 12.3, Fair Market Value shall be determined by an Appraiser selected by RFA (the "First Appraiser"). Upon receipt of the First Appraiser's report, Operator shall have thirty (30) days to reject the report and select a second Appraiser (the "Second Appraiser"); otherwise Operator shall be deemed to have accepted the First Appraiser's report.

      If Operator selects a Second Appraiser, the Second Appraiser will have thirty (30) days from the date of selection to prepare and submit to the Company its own appraisal report. If the determinations of fair market value of the Member's Rights by First Appraiser and Second Appraiser vary by less than ten percent (10%) of the higher determination, the Fair Market Value shall be the average of the two determinations.

      If the determinations vary by more than ten percent (10%) or more of the higher determination, the First Appraiser and Second Appraiser shall promptly designate a third Appraiser (the "Third Appraiser"). Neither the Company nor any Member shall provide, and the First Appraiser and Second Appraiser shall be instructed not to provide, any information to the Third Appraiser as to the determinations of the First Appraiser and the Second Appraiser or otherwise influence the Third Appraiser's determination in any way. The Third Appraiser shall submit its determination of fair market value to the Members and the Company within thirty (30) days of the date of its selection. The Fair Market Value of a Member's Rights shall be equal to the average of the two closest of the three determinations.

      The determination of Fair Market Value in accordance with the foregoing procedure shall be final and binding on the Company and each Member. If any Appraiser is only able to provide a range in which fair market value would exist, the average of the highest and lowest value in the range shall be deemed to be the Appraiser's determination of fair market value.

      Each Appraiser selected pursuant to the provisions of this Section 12.4 shall be a qualified independent Person with prior experience in appraising businesses comparable to the business of the Company. The fees and expenses of the Appraisers shall be paid as follows: (i) First Appraiser - by RFA; (ii) Second Appraiser - by Operator and (iii) Third Appraiser - by RFA and Operator equally.

Section 13.       ADMISSION OF ADDITIONAL MEMBERS

      Except with respect to a sale of Membership Rights in compliance with
Section 11, which, except for the last sentence of this paragraph, shall not be subject to this Section 13, the admission of an Additional Member and a determination of the Capital Contribution required therefrom shall be made by the vote or written consent of a Majority Interest of the Members. Any Member may grant or withhold the approval of such admission or determination in his, her or its sole and absolute discretion. Upon the admission of an Additional Member, the Members, the Company and the Additional Member shall adopt a written revised limited liability company agreement as provided by the Act.

Section 14.       DISSOLUTION AND WINDING UP

      14.1. Dissolution. The Company shall be dissolved and its affairs wound up upon the first to occur of the following events ("Dissolution Events"): (a) the vote or written consent of a Majority Interest of the Members; (b) whenever there are no Members; or (c) the entry of a decree of judicial dissolution. Except as required under the Act or as specifically stated in this Section 14.1 no event that would cause a dissolution under the Act shall cause a dissolution of the Company.

      14.2. Effect of Dissolution. Upon dissolution, the Company shall cease carrying on, as distinguished from the winding up and liquidation of, the Company's business. The Company is not terminated upon Dissolution, but continues its existence until the winding up of the affairs of the Company is completed and the business of the Company may be continued in order to maximize its value as a going concern for eventual sale.

      14.3. Distribution of Assets on Dissolution, Winding Up and Liquidation. Upon the winding up of the Company and liquidation of its assets (to the extent determined by the Members or liquidating trustee, as applicable), the Company Property shall be distributed as follows:

               (a) first, to creditors, including the Members who are creditors, to the extent permitted by law, in satisfaction of Company Liabilities other than liabilities for Distributions to Members;

               (b) second, to establish any reserves deemed necessary by the Manager or liquidating trustee;

               (c) third, to the Members for Distributions and return of capital in proportion to and to the extent of the Member's positive Capital Account balances taking into account all Capital Account adjustments for the Company's taxable year in which the liquidation occurs; and

               (d) thereafter, any remaining balance to the Members in accordance with their Sharing Percentages.

      Liquidation proceeds shall be paid within the later of sixty (60) days after the end of the Company's taxable year or ninety (90) days after the date of liquidation and shall be in Money or other Property (which need not be distributed proportionately) or partly in both, as determined by the Members.

      14.4. No Recourse. Upon the winding up or termination of the Company, each Member shall look solely to the assets of the Company for the return of such Member's investment. If the Company assets remaining after payment and discharge of debts and liabilities of the Company, including any debts and liabilities owed to any one or more of the Members, is not sufficient to satisfy the rights of each Member, such Member shall have no recourse or further right or claim against the Manager, any Affiliate, any officer, any director, employee, attorney or agent of the Manager or of any Affiliate, or the remaining Members.

      14.5. Reserves. In winding up the affairs of the Company and distributing its assets, the Manager or liquidating trustee, as applicable, shall set up a reserve to meet any contingent or unforeseen liabilities or obligations, and shall deposit funds for such purpose, together with funds held by the Company for distribution to the Members which remain unclaimed after a reasonable period of time, in a separate account established for the purpose of disbursing the reserves and funds. At the expiration of such period as the Manager or liquidating trustee, as applicable, deem advisable, the manager or liquidating trustee, as applicable, shall be authorized and directed to distribute the balance thereafter remaining in the manner provided in Section 14.3(c) and (d), as applicable.

Section 15.       MERGER AND CONSOLIDATION.

      The Company shall have the authority to merge or consolidate with or into another limited liability company, a limited partnership, a corporation or other entity, domestic or foreign, as permitted by the Act, provided that the agreement of merger or consolidation is approved by the vote or written consent of a Majority Interest of the Members.

Section 16.       LOCATION

      Operator shall operate the Business only at _________ (the "Approved Location"). Operator shall not operate the Business at any other location without the approval of the Board of Directors, which consent may be withheld by RFA, in its sole and absolute discretion.

Section 17.       OUTSIDE ACTIVITIES; CONFIDENTIALITY

      17.1. Outside Activities. It is understood that each of the Parties and their respective Affiliates may be interested directly or indirectly, by ownership, contract, agency or otherwise, in various other businesses and undertakings which are not included within the Business and may be competitive with the Business ("Outside Activities"). The Parties agree that, by entering into this Agreement, no Party shall be prejudiced as to its rights, or as to the rights of its Affiliates, to have such other interests and activities and to receive and enjoy the profits and compensation therefrom, nor shall a Party be required to account to the Company or any other Member for any such other interests and activities. Operator represents that it has disclosed to RFA all interests in Outside Activities, and so long as it remains a Member, agrees to provide prompt disclosure of any and all of its Outside Activities to RFA.

      17.2. Conflicts of Interest. No Member shall, by reason of any other interest or activity on its part (or the part of any of its Affiliates), be deemed to have any obligations of a fiduciary nature to the other and each Member hereby waives any claim of a conflict of interest against the other Members arising out of any such interest or activity of the others.

      17.3. Ownership of Company Assets. Title to all property and assets of the Company whether real or personal and wherever located shall be vested in the name of the Company and no Member shall have any right to possess or use any such property or assets for its own purposes apart from any such use or possession on behalf of the Company in furtherance of the Business.

      17.4. Confidentiality. Each Member shall keep secret and retain in strictest confidence, and shall cause each of its Affiliates and its and their respective Members, partners, directors, officers, employees and agents (collectively "Representatives") to keep secret and retain in strictest confidence, any and all Confidential Information relating to the other party, the Company and the business of the Company which are (i) not otherwise in the public domain, (ii) not otherwise in the rightful possession of such party, and
(iii) not otherwise required to be disclosed pursuant to any applicable laws. For purposes of clarification, however, nothing herein shall prohibit or otherwise impede the right or ability of any party or any of its Affiliates from engaging in a business similar to that of the Company. The obligations under this Section 17.4 shall survive the termination of the Company.

      To the fullest extent permitted by any applicable law, if any party or any of its Affiliates or Representatives breaches, or threatens to commit a breach of this Section 17.4, the other party and the Company shall have the right and remedy to have this Section 17.4 specifically enforced by any court having jurisdiction, it being acknowledged and agreed that money damages would not provide any adequate remedy to such other party or the Company. Nothing in this
Section 17 shall be construed to limit the right of any such party or the Company to collect money damages in the event of a breach of this Section 17.4.

      For purposes of this Agreement, "Confidential Information" of any Party or the Company, as the case may be, means (i) trade secrets concerning such party or the Company, as the case may be, including without limitation, product specifications, data, know-how, formulae, formulations, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing and distribution methods and processes, current and anticipated customer requirements, price lists, market studies, business plans, computer software and program (including object code and source codes), computer software and database technologies, systems, structures and architectures (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information; (ii) any and all business, financial and operating information concerning such party or the Company, as the case may be, including without limitation, historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, and personnel training and techniques and materials; and (iii) any and all notes, analysis, compilations, studies, summaries, and other material containing or based, in whole or in part, on any information included in the foregoing.

Section 18.       INTELLECTUAL PROPERTY

      Except as authorized by RFA, the Company shall not display the trademark, service mark, trade name, insignia or logo type of any other person, firm or corporation in connection with the Business.

Section 19.       REPRESENTATIONS AND WARRANTIES; POST CLOSING EVENTS

      19.1. Representations and Warranties. Each Party hereby represents and warrants to each other Party and the Company that: (a) such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder; (b) this Agreement has been duly authorized, executed and delivered by such Party and constitutes the legal, valid and binding obligation of such Party enforceable against it in accordance with its terms; (c) to the best of the knowledge of such Party, neither the execution nor delivery by it of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any agreement, commitment; judgment or order to which such Party is a party or by which their property is bound, (ii) contravene any law or regulation having applicability to such Party or (iii) result in or require the creation or imposition of any encumbrance of any nature upon, or with respect to, any properties or assets now owned or hereafter acquired by such Party; and
(d) such Party has fully reviewed the terms and provisions of this Agreement.

      19.2. Subsequent Actions. Following the execution of this Agreement, each Party agrees to: (a) execute and/or deliver such instruments or documents as may be determined to be reasonable or appropriate in order to evidence (i) their due authorization of this Agreement and the consummation of the transactions contemplated hereby and (ii) the appointment of the Board of Directors; and (b) execute each of the other agreements, instruments or other documents as may be determined reasonable or appropriate to evidence the transactions contemplated hereby.

      19.3. Conditions. No Party shall have any obligation to consummate the transactions contemplated hereby unless each of the following conditions is fully satisfied to the reasonable satisfaction of all of the Parties that: (a) the representations and warranties of each of the Parties shall be true and correct in all material respects as of the date of the Closing; (b) no legal action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any judicial or other governmental authority to enjoin, restrain, prohibit or obtain damages in respect of, or which is otherwise related to, this Agreement, or the consummation of the transactions contemplated hereby or thereby; and (c) no event, occurrence or other condition shall then exist which in the reasonable opinion any Party makes it inadvisable to consummate the transactions contemplated hereby.

      19.4. Further Assurances. Each of the Members agrees to exercise its voting rights in the Company and to take such other steps within the power of such party to insure that the Company performs and observes the provisions of this Agreement. The Members shall otherwise each cooperate fully and in good faith with each other to consummate the transactions contemplated herein and to carry out the covenants that survive the execution of this Agreement and shall each execute and deliver all such further assignments, endorsements and other documents and perform all such other acts as may be necessary in furtherance of the consummation of such transactions and performance of such covenants.

Section 20.       BROKERS

      Each of the Parties shall indemnify and hold the other and the Company harmless from and against any and all claims, losses, liabilities or expenses which may be asserted against such other party as a result of the first party's dealings, arrangements or agreements with any broker or finder.

Section 21.       AMENDMENT

      21.1. Agreement May Be Modified. This Agreement may be modified only as provided in Section 21.2. No Member shall have any vested rights in this Agreement which rights may not be modified through an amendment to this Agreement.

      21.2. Amendment or Modification. This Agreement may be amended or modified from time to time only by a written instrument adopted by vote or written consent of a Majority Interest of the Members, except that this Agreement may be modified from time to time by the Manager upon authorization of the Board of
Directors: (i) to reflect any change in the Members; (ii) to reflect any change in the number of Votes held by any Member; (iii) to clarify, without changing the substance of, this Agreement; or (iv) to reflect changes that are necessary to preserve the tax attributes of the Company.

      21.3. Execution of Amendments. Each Member shall execute all documents and instruments necessary to evidence its approval of all actions, including, without limitation, amendments to this Agreement, taken or authorized by the Members as provided in this Agreement.

Section 22.       ASSIGNMENT

      This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Party, provided however, that RFA may assign any or all of its rights and interests hereunder to: (i) one or more of its Affiliates (in which event RFA shall not be released from its obligations hereunder); (ii) the purchaser of substantially all of the assets of NewGen or RFA; or (iii) the survivor of a merger of NewGen or RFA with any Person.

Section 23.       MISCELLANEOUS PROVISIONS

      23.1. Dispute Resolution. If a dispute arises under this Agreement or with respect to its interpretation or enforcement, upon the written demand of either RFA or Operator to the other, the matter in dispute shall be submitted to arbitration by three (3) arbitrators appointed by the American Arbitration Association in Charlotte, North Carolina. Any arbitrator selected to serve shall be qualified by experience for the matters for which such arbitration is designed to serve. The right to conduct discovery shall be granted by the arbitrator in his sole discretion with a view to avoiding surprise and providing reasonable access to necessary information or to information likely to be presented during the course of the arbitration. The discovery period shall not exceed sixty (60) days. Arbitration proceedings shall be held in Charlotte, North Carolina. Judgment upon any arbitration award may be entered in any court of competent jurisdiction, and the parties hereby consent to the jurisdiction of such court for this purpose. The arbitrator's award shall be based on Delaware law, shall be in writing and shall be final and binding upon the parties. The parties shall share the procedural costs of arbitration equally unless the arbitrator decides otherwise. Each party shall pay its own attorneys' fees, costs and other expenses incurred in connection with the arbitration. No arbitration arising under the Agreement shall include, by consolidation, joinder or any other manner, any person or entity not a party to this Agreement unless
(a) such person or entity is substantially involved in a common question of fact or law, (b) the presence of the person or entity is required if complete relief is to be accorded in the arbitration, and (c) the person or entity has consented to be included. The arbitration proceeding and any judicial review thereof shall in all respects be governed by the provisions of the United States Arbitration Act notwithstanding any choice of law provisions that may be contained herein.

      23.2. Notices. All notices, communications, payments or other correspondence (collectively, a "Notice") required to be given or made under this Agreement shall be in writing and delivered personally or by registered or certified mail, postage prepaid, return receipt requested, and shall be effective upon receipt by the addressee, unless acceptance of delivery is refused, in which case the notice shall be effective on the third day after the attempted delivery. All notices shall be given to the parties at the addresses provided on Exhibit A, or such other addresses as may be the subject of a notice given hereunder.

      23.3. Entire Agreement; Interpretation. This Agreement represents the entire agreement by and among the Members and the Company. It is the express intention of the Members that this Agreement and any agreements expressly provided for in this Agreement, shall be the sole source of agreement of the parties hereto with respect to the subject matter hereof and, except to the extent provisions of this Agreement expressly incorporate federal income tax rules by reference to sections of the Code or Regulations or to the extent any provision is expressly prohibited or ineffective under the Act, this Agreement shall govern, even when inconsistent with, or different from, the provisions of the Act or any other law or rule. To the extent any provision of this Agreement is prohibited or ineffective under the Act, this Agreement shall be considered amended to the smallest degree possible in order to make this Agreement effective under the Act. In the event the Act is subsequently amended or interpreted in such a way as to make any provision of this Agreement that was formerly invalid valid, such provision shall be considered to be valid from the effective date of such interpretation or amendment.

      23.4. Rights of Creditors and Third Parties Under this Agreement. This Agreement is entered into by and among the Company and the Members for the exclusive benefit of the Company, the Members and their respective successors, assigns, heirs and legal representatives. This Agreement is expressly intended not to benefit any creditor of the Company or any other Person. Except and only to the extent provided by applicable statute, no such creditor or third party shall have any rights under this Agreement or any agreement between the Company and a Member.

      23.5. Governing Law. This Agreement and any amendments hereto shall be governed, interpreted and construed in accordance with the laws of the State of Delaware, without regard to Delaware conflicts of law provisions.

      23.6. Severability. Each provision of this Agreement shall be severable if unenforceable and the remainder of this Agreement shall not be void as a result of the unenforceability of any such provision.

      23.7. Counterparts. This Agreement may be executed by the parties hereto manually or by facsimile signature in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

      23.8. No Partnership Intended for Non-tax Purposes. The Members have formed the Company under the Act and expressly do not intend hereby to form a partnership under Delaware law. The Members do not intend to be partners one to another, or partners as to any third party. To the extent any Member, by word or action, represents to another person that any other Member is a partner or that the Company is a partnership, the Member making such wrongful representation shall be liable to any other Member who incurs personal liability by reason of such wrongful representation.

      THE PARTIES, INTENDING TO BE BOUND, have made and entered into this Agreement as of the Effective Date.

"THE COMPANY"                             "INITIAL MEMBERS"

                                          "RFA"
POWERSHIFT BIOFUELS                       REFUEL AMERICA, INC.
OF HAWAII, LLC

By: /s/ Dan Leach                         By: /s/ Bruce Wunner
   ---------------------------------         -------------------------------
   _______________, Authorized                    Name: Bruce Wunner
   Representative                                 Title: Chief Executive Officer

                                          "OPERATOR"

                                          POWERSHIFT ENERGY COMPANY, INC.

                                          /s/ Dan Leach
                                          ----------------------------------

      The undersigned hereby accepts his appointment as Manager of POWERSHIFT BIOFUELS OF HAWAII, LLC.


                                          /s/ Dan Leach
                                          ----------------------------------
                                          Dan Leach

                                    EXHIBIT A
                                       TO
                       POWERSHIFT BIOFUELS OF HAWAII, LLC
                               OPERATING AGREEMENT

MEMBERS


                                            Capital                             Voting       Sharing
           Member Name and Address          Contribution                        Percentage   Percentage
           -----------------------          ------------                        ----------   ----------
1.         Refuel America, Inc.             $125,000 to be made available       50%          50%
                                            to the Company in increments of
                                            $25,000 per month, or such
                                            greater amounts as may be
                                            determined by the Board of
                                            Directors, to fund the start-up
                                            and initial working capital
                                            needs of the Company

2.         PowerSHIFT Energy Company, Inc.  Services to date provided and       50%          50%
                                            all rights with respect to the
                                            Kauai Island Palm Oil/Electric
                                            Project




                                    EXHIBIT B
                                       TO
                       POWERSHIFT BIOFUELS OF HAWAII, LLC
                               OPERATING AGREEMENT

DEFINITIONS


      1. "Act" means the Delaware Limited Liability Company Act, as set forth in Del. Code Ann. tit. 6, 18-101 et seq., as amended from time to time (or any corresponding provisions of succeeding law).

      2. "Additional Members" means those Persons who are admitted as members of the Company and acquire full Membership Rights in the Company pursuant to
Section 13 of this Agreement.

      3. "Affiliate" of a party means any other person or entity, directly or indirectly controlling, controlled by or under common control with, such party, other than the Company.

      4. "Agreement" has the meaning set forth in the preamble to this Agreement.

      5. "Appraiser" has the meaning set forth in Section 12.4 of this Agreement.

      6. "Approved Location" has the meaning set forth in Section 16 of this Agreement.

      7. "Biodiesel" means (a) the monoalkyl esters of long chain fatty acids derived from plant or animal matter or (b) biodiesel derived from virgin oils, including esters derived from virgin vegetable oils from corn, soybeans, palm, sunflower seeds, cottonseeds, canola, crambe, rapeseeds, safflowers, flaxseeds, rice bran, and mustard seeds, and from animal fats.

      8. "Biodiesel Mixtures" means a mixture of Biodiesel and diesel fuel.

      9. "Biodiesel Byproducts" means the byproducts derived from the production of Biodiesel and Biodiesel Mixtures.

      10. "Board of Directors" has the meaning set forth in Section 5.1 of this Agreement.

      11. "Capital Account" means an account maintained for a Member in accordance with Section 8.2 of this Agreement.

      12. "Capital Contribution" means any contribution of Money, Property or services rendered, or any binding written obligation to contribute Money, Property or services on behalf of a Member as authorized by this Agreement.

      13. "Certificate of Formation" has the meaning set forth in Recital A to this Agreement.

      14. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      15. "Company" has the meaning set forth in the preamble to this Agreement.

      16. "Company Investment Policy" means the written investment policy of the Company prepared by NewGen Technologies, Inc., as amended from time to time.

      17. "Company Liability" means any enforceable debt or obligation for which the Company is liable or which is secured by any Company Property.

      18. "Company Property" means any Property owned by the Company.

      19. "Confidential Information" has the meaning set forth in Section 17.4 of this Agreement.

      20. "Director" has the meaning set forth in Section 5.2 of this Agreement.

      21. "Disposition" or "Dispose" means any sale, transfer, gift, exchange, assignment, mortgage, pledge, grant, hypothecation or other transfer, absolute or as security or encumbrance (including dispositions by operation of law and transfers without consideration) of a Member's Membership Rights in the Company.

      22. "Dissolution Event" means an event, the occurrence of which will result in the dissolution of the Company under Section 14.1 of this Agreement.

      23. "Distribution" means a disbursement of Property to a Member.

      24. "Effective Date" has the meaning set forth in Recital A to this Agreement.

      25. "Fair Market Value" has the meaning set forth in Section 12.4 of this Agreement.

      26. "First Appraiser" has the meaning set forth in Section 12.4 of this Agreement.

      27. "Gross Asset Value" means the agreed upon fair market value of a Capital Contribution made in Property other than Money, as set forth on Exhibit A attached hereto.

      28. "Initial Members" has the meaning set forth in the preamble to this Agreement.

      29. "Involuntary Withdrawal" or "Involuntarily Withdrawn" means, with respect to any Member, the occurrence of any of the following events:

      (a) such Member makes an assignment for the benefit of creditors;

      (b) such Member files a voluntary petition of bankruptcy;

      (c) such Member is adjudicated bankrupt or insolvent;

      (d) such Member files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any Proceeding;

      (e) such Member's death or adjudication by a court of competent jurisdiction that the Member is incompetent to manage his person or property, or the death or adjudication of incompetency of any Person holding a majority interest, by vote or value, of Operator; or

      (f) if such Member is an estate, the distribution by the fiduciary of the estate's entire interest in the limited liability company.

      30. "Business" has the meaning set forth in Recital A of this Agreement. The term "Business" does not include soybean or other crushing operations.

      31. "Majority Interest" means one or more Members which, taken together, have Voting Percentages that exceed fifty percent (50%).

      32. "Management Rights" means the rights of a Member to participate in the management of the Company, including the rights to information and to consent to or approve actions of the Company, as and to the extent set forth in this Agreement.

      33. "Manager" has the meaning provided in Section 6.1 of this Agreement.

      34. "Members" means the Initial Members and any Person who is subsequently admitted as an Additional Member.

      35. "Membership Rights" means all of the rights of a Member in the Company under this Agreement or under the Act, including such Member's Management Rights.

      36. "Money" means cash or other legal tender of the United States or any obligation that is immediately reducible to legal tender without delay or discount. Money shall be considered to have a value equal to its face amount.

      37. "NewGen" means NewGen Technologies, Inc., a Delaware corporation, and its successors and assigns.

      38. "Net Losses" means the losses and deductions of the Company determined in accordance with accounting principles consistently applied from year to year employed under the method of accounting adopted by the Company and as reported separately or in the aggregate, as appropriate, on the tax return of the Company filed for federal income tax purposes.

      39. "Net Profits" means the income and gains of the Company determined in accordance with accounting principles consistently applied from year to year employed under the method of accounting adopted by the Company and as reported separately or in the aggregate, as appropriate, on the tax return of the Company filed for federal income tax purposes.

      40. "Notice" has the meaning set forth in Section 23.2 of this Agreement.

      41. "Operating Plan" has the meaning set forth in Section 6.4 of this Agreement.

      42. "Operator" has the meaning set forth in the preamble to this Agreement.

      43. "Organization" means a Person, other than a natural person, and includes, without limitation, corporations (both non-profit and other corporations), partnerships (both limited and general), joint ventures, limited liability companies and unincorporated associations, but the term does not include joint tenancies and tenancies by the entirety.

      44. "Outside Activities" has the meaning set forth in Section 17.1 of this Agreement.

      45. "Parties" or "Party" has the meaning set forth in the preamble to this Agreement.

      46. "Person" means a natural person or Organization.

      47. "Principal Office" has the meaning provided in Section 2.9 of this Agreement.

      48. "Proceeding" means any judicial or administrative trial, hearing or other activity, civil, criminal or investigative, the result of which may be that a court, arbitrator or governmental agency may enter a judgment, order, decree or other determination which, if not appealed and reversed, would be binding upon the Company, a Member or other Person subject to the jurisdiction of such court, arbitrator or governmental agency.

      49. "Property" means any property, real or personal, tangible or intangible, including Money and any legal or equitable interest in such property, but excluding services and promises to perform services in the future.

      50. "Regulations" means, except where the context indicates otherwise, the permanent, temporary, proposed or proposed and temporary regulations of the Department of the Treasury under the Code.

      51. "Representatives" has the meaning provided in Section 17.4.

      52. "RFA" has the meaning set forth in the preamble to this Agreement.

      53. "Second Appraiser" has the meaning set forth in Section 12.4 of this Agreement.

      54. "Secretary of State" has the meaning set forth in Recital A to this Agreement.

      55. "Securities Act" means the Securities Act of 1933.

      56. "Sharing Percentage" means the amount (expressed as a percentage) set forth on Exhibit A attached hereto.

      57. "Tax Matters Partner" has the meaning set forth in Section 10.5 of this Agreement.

      58. "Taxable Year" means the taxable year of the Company as determined by the Members in accordance with Section 706 of the Code.

      59. "Taxing Jurisdiction" means the United States and any state, local or foreign governmental entity which collects tax, interest or penalties, however designated, on any income or gain of the Company or any Member's share of the income or gain attributable to the Company.

      60. "Third Appraiser" has the meaning set forth in Section 12.4 of this Agreement.

      61. "Voluntary Withdrawal" or "Voluntarily Withdraw" means a Member's disassociation from the Company other than a Disposition or an Involuntary Withdrawal.

      62. "Vote" or "Votes" means units of voting power held by a Member as represented by that number set forth on Exhibit A attached hereto.

      63. "Voting Percentage" means, with respect to any Member, the Voting Percentage determined by dividing (a) the number of Votes held by such Member by
(b) the total number of Votes held by all Members.

      64. "Withdrawn Person" means a Member (or the estate or legal representative of such Member) who has Voluntarily Withdrawn or Involuntarily Withdrawn from the Company.